Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-229877

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective Registration Statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 26, 2019.

Preliminary prospectus supplement

(To prospectus dated February 26, 2019)

5,704,758 shares of

Common stock

The selling stockholders identified in this prospectus supplement are offering 5,704,758 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We will pay certain of the expenses associated with the sale of the shares of our common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. The last reported sale price of our common stock on February 25, 2019, was $58.27 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

	Per share	Total

Price to public	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to the selling stockholders	$	$

The underwriters have the option to purchase up to an additional 855,714 shares from the selling stockholders identified in this prospectus supplement within 30 days from the date of the final prospectus supplement at the initial price to the public, less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $        , and the total proceeds to the selling stockholders, before expenses, will be $        . We will not receive any proceeds from the sale of any of the additional shares. See “Underwriting (Conflicts of Interest)”.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in any other prospectus supplement and in the documents incorporated by reference into this prospectus supplement or accompanying prospectus, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our common stock or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on March     , 2019.

J.P. Morgan	Goldman Sachs & Co. LLC	BofA Merrill Lynch

Piper Jaffray	Raymond James	Wedbush Securities	First Analysis Securities Corp.

The date of this prospectus supplement is                 , 2019.

Prospectus supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is

S-i

lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the selling stockholders, nor the underwriters have done anything that would permit this public offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement outside the United States. The selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

S-ii

About this prospectus supplement

On February 26, 2019, we filed an automatically effective Registration Statement on Form S-3 with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”, using a “shelf” registration process.

This prospectus supplement describes the specific terms of an offering of our common stock by the selling stockholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement before making an investment in our common stock. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement, can be read on the SEC website mentioned under the heading “Where You Can Find More Information”.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus implies that there has been no change in our affairs or that the information in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the Registration Statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our Company”, “we”, “us” and “our” in this prospectus supplement to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

S-iii

Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable additional prospectus supplement or free writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors”.

The Company

Benefitfocus provides a leading cloud-based benefits management platform for consumers, employers, insurance carriers, suppliers and brokers. The Benefitfocus Platform simplifies how organizations and individuals transact benefits. Our employer, carrier and supplier customers rely on our platform to manage, scale and exchange benefits data seamlessly. Our solutions drive value for all participants in our benefits ecosystem.

The Benefitfocus multi-tenant platform has a user-friendly interface designed for consumers to access all of their benefits in one place. Our comprehensive solutions support medical benefit plans and non-medical benefits, such as, dental, life, disability insurance, income protection, digital health and financial wellness. As the number of employer benefits plans has increased, with each plan subject to many different business rules and requirements, demand for the Benefitfocus Platform is growing.

Brokers use our platform to manage employer portfolios. This includes delivering strategic insights that improve their employer clients’ benefit experience and demonstrating greater value through access to a larger set of relevant products for employers, which should bring higher broker commissions and profits.

Employers use our solutions to streamline benefits processes and control costs, keep up with challenging and ever-changing regulatory requirements, and offer a greater variety of benefit options to attract, retain and motivate employees. The Benefitfocus Platform enables our employer customers to simplify the management of complex benefits processes, from sales and enrollment to implementation and ongoing administration. It provides their employees with an engaging, highly intuitive and personalized user interface for selecting and managing all of their benefits via a desktop or mobile device.

Insurance carriers and suppliers use our solutions to more effectively market offerings to consumers, simplify billing and improve the enrollment process. We also provide a network of approximately 2,200 benefit provider data exchange connections, which facilitates the otherwise highly fragmented interaction among employees, employers, brokers and carriers.

Since our initial public offering, we have described our target market as comprising two separate but related market segments—the employer segment and the insurance carrier segment. Within the employer segment, we sell our technology solutions on an annually recurring or multi-year subscription basis to large employers, which we define as those with more than 1,000 employees. Similarly, in our other market segment, we sell our solutions on a subscription basis to insurance carriers, enabling us to expand our overall footprint in the benefits marketplace by aggregating many key constituents, including consumers, employers and brokers. We believe our presence in both the employer and insurance carrier segments gives us a strong position at the center of the benefits ecosystem. As of December 31, 2018, we served 1,024 large employer customers, an increase from 141 in 2010, and 57 carrier customers, an increase from 29 in 2010.

In 2018, we expanded our economic model to include a transaction-oriented, marketplace solution, known as BenefitsPlace, that aligns employers, brokers, carriers and suppliers around the needs of consumers on our platform from our employer, carrier and broker connections. In this model, our BenefitsPlace partners sell their voluntary benefit offerings through a holistic, multidimensional marketplace. This marketplace is designed to increase the economic value of the consumer lives on our platform by aligning platform products to consumer needs. In exchange for Benefitfocus delivering consumer access, data-driven analysis and operational efficiencies, BenefitsPlace partners pay us a percentage of the transaction value that is transacted on our platform. BenefitsPlace carrier agreements have terms of two to four years and are typically cancellable upon breach of contract or insolvency. BenefitsPlace supplier contracts have terms of one year or less and are generally cancellable upon breach of contract, failure to cure, bankruptcy and termination for convenience.

Our hybrid software-as-a-service, or SaaS, and repeatable transaction-based model provides us significant visibility into our future operating results, which enhances our ability to manage our business.

Recent Developments

In the first quarter of 2019, we amended our commercial relationship with Mercer Health & Benefits LLC to better align with our strategic priorities and current trends in the marketplace. We believe our revised commercial agreement with them will lead to a reduction in our revenue from the relationship this year, but will ultimately provide long-term opportunities for us to sell more broadly across the broker channel. We do not believe any such reduction in revenue will be material to our results, and have incorporated it into our 2019 financial plan already. Also in the first quarter of 2019, we acquired certain assets of the commercial business of Connecture, Inc. This acquisition will add technology to potentially strengthen our platform, expand our customer reach and enhance the value we deliver to our carrier customers.

Corporate information and structure

We were incorporated in June 2000 as Benefitfocus.com, Inc., a South Carolina corporation. In September 2013, we reincorporated in Delaware as Benefitfocus, Inc. We have two wholly owned subsidiaries, Benefitfocus.com, Inc. and BenefitStore, Inc. Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. Our website address is www.benefitfocus.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

The offering

Common stock offered by the selling stockholders	5,704,758 shares.

Common stock to be outstanding after this offering	32,017,773 shares.

Option to purchase additional shares
To the extent that the underwriters sell more than 5,704,758 shares of common stock, the underwriters have the option to purchase up to an additional 855,714 shares from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future; however, we may change this policy in the future.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Market symbol	“BNFT”.

Conflicts of Interest	Goldman Sachs & Co. LLC, an underwriter of this offering, is an affiliate of each of GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Fund, L.P. and GS Capital Partners VI GmbH & Co. KG, which we refer to as the Goldman Funds. Since the Goldman Funds beneficially own more than 10% of our outstanding common stock and will receive greater than 5% of the net proceeds from this offering, not including underwriting compensation, a “conflict of interest” is deemed to exist under the applicable provisions of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Other relationships; conflicts of interest”.

Unless otherwise indicated, all references in this prospectus supplement to the number of shares of our common stock to be outstanding after this offering is based on 32,017,773 shares outstanding as of December 31, 2018, after giving effect to the assumption in the following paragraph, and excludes:

•

233,247 shares of our common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $9.60 per share, all of which were vested and exercisable as of December 31, 2018;

•	2,174,250 shares of common stock issuable upon vesting of restricted stock units, of which 11,434 were vested as of December 31, 2018;

•	1,731,799 shares of our common stock available for future issuance under our stock plans; and

•	4,513,824 shares of our common stock issuable upon the conversion of the 1.25% convertible senior notes issued in December 2018 (the “Notes”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of the option to purchase up to an additional 855,714 shares from the selling stockholders.

Risk factors

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus supplement. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks related to this offering

A significant number of shares of our common stock may be sold in this offering and may be sold in the future, which could cause the price of our shares of common stock to decline.

In this offering, the selling stockholders may sell up to 6,560,472 shares of common stock, including exercise by the underwriters of the option to purchase up to an additional 855,714 shares from the selling stockholders, collectively representing approximately 20.5% of our outstanding common stock as of December 31, 2018. This sale of a substantial number of shares of our common stock in the public market could adversely affect the price of our common stock.

Following the completion of this offering, based on the number of shares outstanding as of December 31, 2018, 32,017,773 shares of our common stock will be outstanding. All of the 6,560,472 shares that may be sold in this offering will be freely tradeable immediately after this offering (except for shares purchased by affiliates) and of the remaining 25,457,301 shares outstanding as of December 31, 2018, assuming no exercise of outstanding options after December 31, 2018, 9,594,415 shares may be sold upon expiration of lock-up agreements entered into in connection with this offering 30 days after the date of the final prospectus supplement (subject to volume and other restrictions of Rule 144).

As of December 31, 2018, there also were outstanding options and restricted stock units to purchase 2,407,497 shares of our common stock that, if exercised or vested, as applicable, will result in these additional shares becoming available for sale subject in some cases to Rule 144. We have also registered an aggregate of 9,099,766 shares of our common stock that we may issue or sell under our stock plans. These shares can be freely sold in the public market upon issuance, unless they are held by “affiliates”, as that term is defined in Rule 144 of the Securities Act. In addition, a substantial number of shares of our common stock is reserved for issuance upon conversion of the Notes. If a large number of these shares are sold in the public market, the sales could reduce the trading price of our common stock.

Affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering, hold a significant equity interest in our Company, which could expose us to risks associated with Goldman’s conflict of interest.

A significant equity interest in our Company is held in the aggregate by the Goldman Funds, each of which is affiliated with Goldman Sachs & Co. LLC, an underwriter in this offering. Prior to this offering, the Goldman Funds held the following equity securities (i) 480,442 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 1,453,237 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 1,747,172 shares of common stock held directly by GS Capital Partners VI Fund, L.P. and (iv) 62,095 shares of common stock held directly by GS Capital Partners VI GmbH & Co. KG, all of which are being offered for sale pursuant to this prospectus supplement. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC are deemed to beneficially own all of the abovementioned shares and each of them is deemed to beneficially own an additional 48,889 and 31,789 shares of our common stock, respectively. The Goldman

Funds propose to sell up to 3,742,946 shares in this offering, and will receive all the proceeds of this offering related to the sales of such shares, not including underwriting compensation. Consequently, Goldman Sachs & Co. LLC has a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority.

Cautionary note regarding forward-looking statements and industry data

This prospectus supplement (including the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with the offering of our common stock by the selling stockholders contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act”. Such forward-looking statements include statements about, among other things:

•	our expectation of earnings, revenue or other financial items;

•	the plans, strategies and objectives of management for future operations;

•	risks associated with acquisitions;

•	factors that may affect our operating results;

•	our ability to establish and maintain intellectual property rights;

•	our ability to retain and hire necessary associates and appropriately staff our operations;

•	our future capital expenditures;

•	our future economic conditions or performance;

•	industry trends; and

•	other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “will”, “plan”, “project”, “seek”, “should”, “target”, “would” and similar expressions or variations intended to identify forward-looking statements.

We might not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus supplement, including our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus supplement, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus supplement (including the accompanying prospectus, any additional prospectus supplements and the information incorporated or deemed to be incorporated by reference in this prospectus supplement) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus supplement) is based on independent industry publications and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if such third-party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Use of proceeds

All proceeds from the sales of common stock offered for resale will go to the selling stockholders and we will not receive any proceeds from the resale of those shares of common stock by the selling stockholders. Affiliates of Goldman Sachs & Co. LLC will receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Other relationships; conflicts of interest”.

Selling stockholders

The following table sets forth certain information as of December 31, 2018 regarding the beneficial ownership of our common stock by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

For purposes of the table below, applicable percentage ownership prior to and after the completion of the offering is based on 32,017,773 shares of our common stock outstanding as of December 31, 2018, and assumes the sale of all the shares to be offered by the selling stockholders and no other purchases or sales of our common stock, and only assumes the exercise in full of the underwriters’ option where indicated. The underwriters have an option to purchase up to 855,714 additional shares of our common stock from the selling stockholders.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. Based on information provided to us, while one of the selling stockholders is an affiliate of a broker-dealer, it did not purchase shares of our common stock outside the ordinary course of business or at the time of its acquisition of shares of our common stock, have any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Except as indicated in footnotes to this table, we believe that the selling stockholders named in this table has sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by each of them, based on information provided to us by such stockholder.

Name of selling stockholder	Shares beneficially owned before the offering			Number of shares offered—no exercise of underwriters’ option	Shares beneficially owned after the offering—no exercise of underwriters’ option(1)		Additional number of shares offered—full exercise of underwriters’ option	Shares beneficially owned after the offering—full exercise of underwriters’ option(1)
	Shares		Percentage		Shares	Percentage		Shares	Percentage
The Goldman Sachs Group, Inc.	3,791,835	(2)	11.8%	3,254,735	537,100	1.7%	488,211	48,889	0.2%
Mercer LLC	2,817,526	(3)	8.8%	2,450,023	367,503	1.1%	367,503	0	0.0%

(1)	The selling stockholders may offer and sell all or a part of the common stock pursuant this prospectus supplement, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholders after the completion of this offering.

(2)	Consists of (i) 480,442 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 1,453,237 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 1,747,172 shares of common stock held directly by GS Capital Partners VI Fund, L.P., (iv) 62,095 shares of common stock held directly by GS Capital Partners VI GmbH & Co. KG, and (v) 48,889 shares deemed to be beneficially owned by The Goldman Sachs Group, Inc. The 3,742,946 shares owned by the Goldman Funds are being offered for sale pursuant to this prospectus supplement. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC may be deemed to beneficially own the 3,742,946 shares owned by the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC also may be deemed to beneficially own an additional 48,889 and 31,789 shares of our common stock, respectively, which are not beneficially owned by the Goldman Funds and therefore are not offered for sale pursuant to this prospectus supplement. Affiliates of Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman Sachs & Co. LLC is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman Sachs & Co. LLC is the investment manager of the Goldman Funds. Joseph P. DiSabato, who has served as a member of our board of directors since 2007, is also a managing director of Goldman Sachs & Co. LLC. The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC and Mr. DiSabato each disclaim beneficial ownership of the shares of common stock owned directly or indirectly by the Goldman Funds, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

(3)	Consists of 2,817,526 shares of common stock held indirectly by Marsh & McLennan Companies, Inc. (“MMC”). MMC directly owns all of the outstanding shares of capital stock of Mercer Consulting Group, Inc. (“Mercer Consulting”). Mercer Consulting, in turn, directly owns all of the outstanding equity interests of Mercer LLC (“Mercer”), and Mercer directly owns the shares of our Company. Each of MMC, Mercer Consulting and Mercer may therefore be deemed to have shared voting and dispositive power over such shares. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

Material U.S. federal tax considerations

applicable to non-U.S. holders

The following is a summary of material U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of our common stock that are applicable to a “non-U.S. holder” (defined below). This section does not address all potential U.S. federal income tax and estate tax considerations relating thereto nor does it address tax considerations applicable to other investors, such as U.S. persons (defined below). Persons considering the purchase, ownership, or disposition of our common stock are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the common stock.

This summary:

•

is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated or proposed thereunder, judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS”, each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to non-U.S. holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment);

•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax and estate tax; and

•

does not address all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	U.S. expatriates and former citizens and long-term residents of the United States;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities or other financial services entities;

•	insurance companies;

•	tax-exempt organizations;

•	governmental organizations;

•	dealers in securities;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-qualified retirement plans;

•	investors holding the common stock as part of a “straddle”, “hedge”, “conversion transaction” or other risk-reduction transaction;

•	“controlled foreign corporations” and “passive foreign investment companies”, as defined in the Code; and

•	persons subject to the alternative minimum tax.

We have not and will not seek any rulings from the IRS regarding the matters discussed below. Notwithstanding what is stated in this prospectus supplement, the IRS could take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below.

Non-U.S. holder defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a “U.S. person” nor a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

An individual non-U.S. citizen generally is treated as a resident for U.S. tax purposes if the individual was a lawful resident during the year, as evidenced by having a valid United States permanent resident card, USCIS Form I-511, or “green card”. In addition, a non-U.S. citizen in many cases may be deemed to be a resident alien, as opposed to a nonresident alien, if he or she is present in the United States (as determined pursuant to the Code and applicable Treasury regulations promulgated thereunder) for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to non-U.S. holders

Distributions of cash or property, if any, paid to a non-U.S. holder of the common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in the common stock, but not below zero, and thereafter will be treated as gain from the sale of the common stock (see “—Sale or taxable disposition of common stock by non-U.S. holders” below).

Subject to the following paragraphs, dividends on the common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, you may obtain a refund of that excess amount by timely filing an appropriate return or claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (ii) if the common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate return or claim for refund with the IRS. You should consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person. Corporate non-U.S. holders that receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or taxable disposition of common stock by non-U.S. holders

Any gain realized on the sale, exchange, or other taxable disposition of the common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in the common stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which is discussed above.

An individual non-U.S. holder described in the second bullet point above will be subject to a tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of the common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period or (ii) our common stock ceases to be traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of the common stock.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends and other distributions paid to the holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting such dividends and the tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement for the exchange of such information.

A non-U.S. holder will generally be subject to backup withholding, currently at a 24% rate, for dividends paid to the holder unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied, in which case backup withholding and information reporting obligations will be applicable).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the common stock by a non-U.S. holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors to determine their ability to obtain a refund or credit if backup withholding applies to them.

Federal estate tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S.-situs property subject to U.S. federal estate tax. A unified credit amount may be available to reduce the net tax liability of a nonresident alien’s estate, but the unified credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a U.S. resident. Nonresident aliens should consult their personal tax advisors regarding specific or potential implications to them of the U.S. federal estate tax.

Withholding on payments to certain foreign entities

Sections 1471 to 1474 of the Code, commonly referred to as “FATCA”, and the Treasury regulations thereunder impose information reporting and withholding tax requirements for dividends paid to certain non-U.S. entities that hold shares in U.S. corporations, unless such holder has satisfied various U.S. information reporting and due diligence requirements generally relating to its U.S. owners and account holders or otherwise qualifies for an exemption from these rules. These FATCA requirements are different from, and in addition to, the beneficial owner certification requirements described above. If a non-U.S. holder is located in a jurisdiction that has an intergovernmental agreement with the United States relating to FATCA, such holder may be subject to different rules. In general, to avoid a 30% withholding tax under these FATCA provisions, (i) foreign financial institutions that hold shares in U.S. corporations will be required to identify for the IRS each U.S. account owner who is a beneficial owner of such shares, provide certain information regarding the account, and agree to comply with certain other diligence and reporting requirements established under FATCA and, if applicable, certain intergovernmental agreements entered into between the United States and the applicable foreign jurisdiction and (ii) other foreign entities (aside from public companies) that are beneficial owners of shares will be required to identify U.S. persons who are “substantial owners” (as defined in the Code) in such foreign entity or certify that they have no such owners. Foreign entities, and other foreign persons who plan to have their shares of our common stock held through a foreign financial institution, should consider the potential applicability of these provisions by consulting their own tax advisors.

The preceding discussion of U.S. federal income and estate tax considerations is for general information only, and is not a complete discussion of all potential tax considerations for a non-U.S. holder. It is not tax or legal advice. Each prospective investor should consult its own tax advisor regarding the particular tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable law, as well as tax consequences arising under any state, local, non-U.S. or U.S. federal tax laws.

Underwriting (Conflicts of Interest)

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters in this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from selling stockholders the number of shares of common stock set forth opposite their names below.

Underwriter	Number of shares
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Piper Jaffray & Co.
Raymond James & Associates, Inc.
Wedbush Securities Inc.
First Analysis Securities Corporation
Total

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including, but not limited to:

•	the obligation to purchase all of the shares of common stock offered hereby if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholders deliver customary closing documents to the underwriters.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We estimate that the total expenses of this offering will be approximately $        . We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions.

Option to purchase additional shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of the final prospectus supplement, subject to the conditions contained in the underwriting agreement, to purchase up to 855,714 additional shares of common stock from the selling stockholders at the price set forth on the cover page of this prospectus supplement.

Lock-up agreements

In connection with this offering, we have agreed, with certain limited exceptions, that beginning from the date of the underwriting agreement until the date that is 30 days after the date of this prospectus supplement, we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to shares of our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In addition, our directors and executive officers and the selling shareholders have entered into lock-up agreements pursuant to which each of these persons have agreed, with certain limited exceptions, until 30 days after the date of the final prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, whether presently owned or later acquired, owned directly or with respect to which such person has beneficial ownership within SEC rules and regulations, without first obtaining the written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, they will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization and short positions

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive market making

In connection with the offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic distribution

A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriters or a particular selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement in electronic format, the information on the underwriters’ or selling group member’s web site and any information contained in any other web site maintained by the underwriters or a selling group member is not part of the prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the nasdaq global market

Our common stock is on the Nasdaq Global Market under the symbol “BNFT”.

Stamp taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other relationships; conflicts of interest

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

Specifically, an affiliate of Goldman Sachs & Co. LLC is a lender under our senior secured revolving credit facility. Since the Goldman Funds beneficially own more than 10% of our outstanding common stock and will receive greater than 5% of the net proceeds from this offering, not including underwriting compensation, a “conflict of interest” is deemed to exist under the applicable provisions of FINRA Rule 5121. Nonetheless, in accordance with FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the Company’s common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area, or “Relevant Member State”, no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of this offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in United Kingdom

In addition, in the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors”, as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the “Order”, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the “Companies Ordinance”, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the “Securities and Futures Ordinance”, or (ii) to “professional investors”, as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong, as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor, as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the “FIEA”. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to prospective investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105”, the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the “SIX”, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or “CISA”. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or “DFSA”. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This prospectus does not constitute a public offer of shares of our common stock, whether by sale or subscription, in the People’s Republic of China, or the “PRC”. The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Legal matters

The validity of the common stock being offered hereby has been passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Orrick, Herrington & Sutcliffe LLP, New York, New York is acting as counsel for the underwriters in this offering. Freshfields Bruckhaus Deringer US LLP, New York, New York is acting as counsel for the selling stockholders in this offering.

Where you can find more information

We have filed with the SEC a Registration Statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus supplement, which forms a part of the Registration Statement, contains all material information included in the Registration Statement, parts of the Registration Statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the Registration Statement, information incorporated by reference therein and its exhibits for further information about us and our common stock. The SEC maintains a website at http://www.sec.gov that contains the Registration Statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

Incorporation of documents by reference

The SEC allows us to “incorporate by reference” information we file with it into our Registration Statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination or completion of this offering of common stock described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 2013.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476. These documents are also available on our website at www.benefitfocus.com under Company—Investors—Finances—SEC Filings. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may provide to you in connection with the offering of our common stock by the selling stockholders. We have not authorized anyone else to provide you with different information.

Prospectus

Common stock

The selling stockholders identified herein may offer and sell shares of our common stock from time to time in one or more offerings or other transactions in amounts, at prices and on terms that will be determined at the time of such offerings or other transactions. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. To the extent required, a prospectus supplement containing specific information about the terms of the common stock being offered and any applicable offering, including the compensation of any underwriter, agent or dealer and information about the selling stockholders, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. The last reported sale price of our common stock on February 25, 2019 was $58.27 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our common stock.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our common stock.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the “SEC”, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may, as applicable, from time to time, sell our common stock in one or more offerings or other transactions. Each time that the selling stockholders sell shares of common stock under this Registration Statement, to the extent required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of common stock, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information”.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the Registration Statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our Company”, “we”, “us” and “our” in this prospectus to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, as well as the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. To the extent required by law, a prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase it.

The stock market historically has experienced extreme price and volume fluctuations. As a result of this volatility, you might not be able to sell your common stock at or above the price at which you purchase it. From our IPO in September 2013 through December 31, 2018, the per share trading price of our common stock has been as high as $77.00 and as low as $19.58. It might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	changes in laws or regulations relating to the sale of health insurance;

•	announcements by us or our competitors of acquisitions, business plans, or commercial relationships;

•	any major change in our management;

•	threatened or actual litigation;

•	publication of research reports or news stories about us, our competitors, or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	large volumes of sales of our shares of common stock by existing stockholders; and

•	general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These fluctuations might be even more pronounced in the relatively new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future, and the success of an investment in shares of our common stock will depend upon future appreciation in its value, if any. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

Provisions in our restated certificate of incorporation and amended and restated bylaws and Delaware law might discourage, delay, or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a merger, acquisition or other change in control that stockholders consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions might also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	limitations on the removal of directors;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to call special meetings;

•	the inability of stockholders to act by written consent;

•	the inability of stockholders to cumulate votes at any election of directors;

•	the classification of our board of directors into three classes with only one class, representing approximately one-third of our directors, standing for election at each annual meeting; and

•	the ability of our board of directors to make, alter or repeal our bylaws.

Our Board of Directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval. In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors are willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financial reporting, and other compliance areas that will increase both our costs and the risk of noncompliance.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act”, the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, the Dodd-Frank Act, and the rules and regulations of our stock exchange. The requirements of these rules and regulations increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and may also place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ending December 31, 2014, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by

Section 404 of the Sarbanes-Oxley Act. We also are required to disclose changes made to our internal controls and procedures on a quarterly basis. Our ongoing compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts.

In addition, as of December 31, 2018, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”. Accordingly, our independent registered public accounting firm is required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act in our Annual Report on Form 10-K for the year ending December 31, 2018. We are also required to include additional information regarding executive compensation and include a nonbinding advisory vote on executive compensation in our 2019 proxy statement. These additional reporting requirements, among others, may increase our legal and financial compliance costs and cause management and other personnel to divert attention from operational and other business matters to devote substantial time to public company reporting requirements. In addition, if we are not able to comply with changing legal requirements in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities, which would require additional financial and management resources.

Failure to develop and maintain adequate financial controls could cause us to have material weaknesses, which could adversely affect our operations and financial position.

As previously reported, in the first quarter of 2014, we identified a material weakness in internal controls over the accounting for leasing transactions which resulted in the identification of a material error in the accounting for our headquarters lease executed in May 2005. We might in the future discover other material weaknesses that require remediation. In addition, an internal control system, no matter how well-designed, cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we might not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not be effective, however, in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, to some extent, on the research and reports that securities or industry analysts publish about us and our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include statements about, among other things:

•	our expectation of earnings, revenue or other financial items;

•	the plans, strategies and objectives of management for future operations;

•	risks associated with acquisitions;

•	factors that may affect our operating results;

•	our ability to establish and maintain intellectual property rights;

•	our ability to retain and hire necessary associates and appropriately staff our operations;

•	our future capital expenditures;

•	our future economic conditions or performance;

•	industry trends; and

•	other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “will”, “plan”, “project”, “seek”, “should”, “target”, “would” and similar expressions or variations intended to identify forward-looking statements.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus, including our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, and any related prospectus supplement or any free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus (including any prospectus supplements and the information incorporated or deemed to be incorporated by reference in this prospectus) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus (including the information incorporated or deemed to be incorporated by reference in this prospectus) is based on independent industry publications and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if such third-party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

Benefitfocus provides a leading cloud-based benefits management platform for consumers, employers, insurance carriers, suppliers and brokers. The Benefitfocus Platform simplifies how organizations and individuals transact benefits. Our employer, carrier and supplier customers rely on our platform to manage, scale and exchange benefits data seamlessly. Our solutions drive value for all participants in our benefits ecosystem.

The Benefitfocus multi-tenant platform has a user-friendly interface designed for consumers to access all of their benefits in one place. Our comprehensive solutions support medical benefit plans and non-medical benefits, such as, dental, life, disability insurance, income protection, digital health and financial wellness. As the number of employer benefits plans has increased, with each plan subject to many different business rules and requirements, demand for the Benefitfocus Platform is growing.

Brokers use our platform to manage employer portfolios. This includes delivering strategic insights that improve their employer clients’ benefit experience and demonstrating greater value through access to a larger set of relevant products for employers, which should bring higher broker commissions and profits.

Employers use our solutions to streamline benefits processes and control costs, keep up with challenging and ever-changing regulatory requirements, and offer a greater variety of benefit options to attract, retain and motivate employees. The Benefitfocus Platform enables our employer customers to simplify the management of complex benefits processes, from sales and enrollment to implementation and ongoing administration. It provides their employees with an engaging, highly intuitive and personalized user interface for selecting and managing all of their benefits via a desktop or mobile device.

Insurance carriers and suppliers use our solutions to more effectively market offerings to consumers, simplify billing and improve the enrollment process. We also provide a network of approximately 2,200 benefit provider data exchange connections, which facilitates the otherwise highly fragmented interaction among employees, employers, brokers and carriers.

Since our initial public offering, we have described our target market as comprising two separate but related market segments – the employer segment and the insurance carrier segment. Within the employer segment, we sell our technology solutions on an annually recurring or multi-year subscription basis to large employers, which we define as those with more than 1,000 employees. Similarly, in our other market segment, we sell our solutions on a subscription basis to insurance carriers, enabling us to expand our overall footprint in the benefits marketplace by aggregating many key constituents, including consumers, employers and brokers. We believe our presence in both the employer and insurance carrier segments gives us a strong position at the center of the benefits ecosystem. As of December 31, 2018, we served 1,024 large employer customers, an increase from 141 in 2010, and 57 carrier customers, an increase from 29 in 2010.

In 2018, we expanded our economic model to include a transaction-oriented, marketplace solution, known as BenefitsPlace, that aligns employers, brokers, carriers and suppliers around the needs of consumers on our platform from our employer, carrier and broker connections. In this model, our BenefitsPlace partners sell their voluntary benefit offerings through a holistic, multidimensional marketplace. This marketplace is designed to increase the economic value of the consumer lives on our platform by aligning platform products to consumer needs. In exchange for Benefitfocus delivering consumer access, data-driven analysis and operational efficiencies, BenefitsPlace partners pay us a percentage of the transaction value that is transacted on our platform. BenefitsPlace carrier agreements have terms of two to four years and are typically cancellable upon breach of contract or insolvency. BenefitsPlace supplier contracts have terms of one year or less and are generally cancellable upon breach of contract, failure to cure, bankruptcy and termination for convenience.

Our hybrid software-as-a-service, or SaaS, and repeatable transaction-based model provides us significant visibility into our future operating results, which enhances our ability to manage our business.

Corporate Information and Structure

We were incorporated in June 2000 as Benefitfocus.com, Inc., a South Carolina corporation. In September 2013, we reincorporated in Delaware as Benefitfocus, Inc. We have two wholly owned subsidiaries, Benefitfocus.com, Inc. and BenefitStore, Inc. Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. Our website address is www.benefitfocus.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

All proceeds from the sales of common stock offered for resale will go to the selling stockholders and we will not receive any proceeds from the resale of those shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth certain information as of December 31, 2018 regarding the beneficial ownership of our common stock by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

For purposes of the table below, applicable percentage ownership prior to and after the completion of the offering is based on 32,017,773 shares of our common stock outstanding as of December 31, 2018, and assumes the sale of all the shares to be offered by the selling stockholders and no other purchases or sales of our common stock.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. Based on information provided to us, while one of the selling stockholders is an affiliate of a broker-dealer, it did not purchase shares of our common stock outside the ordinary course of business or at the time of its acquisition of shares of our common stock, have any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. Except as indicated in footnotes to this table, we believe that the selling stockholders named in this table has sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by it, based on information provided to us by such stockholder.

Name of Selling Stockholder	Shares Beneficially Owned before the Offering			Number of Shares Offered	Shares Beneficially Owned after the Offering (1)
	Shares		Percentage		Shares	Percentage
The Goldman Sachs Group, Inc.	3,791,835	(2)	11.8%	3,742,946	48,889	0.2%
Mercer LLC	2,817,526	(3)	8.8%	2,817,526	0	0.0%

(1)

The selling stockholders may offer and sell all or a part of the common stock pursuant this prospectus, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholders after the completion of any offering.

(2)

Consists of (i) 480,442 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 1,453,237 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 1,747,172 shares of common stock held directly by GS Capital Partners VI Fund, L.P., (iv) 62,095 shares of common stock held directly by GS Capital Partners VI GmbH & Co. KG, and (v) 48,889 shares deemed to be beneficially owned by The Goldman Sachs Group, Inc. The 3,742,946 shares owned by the Goldman Funds are being registered pursuant to this prospectus. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC may be deemed to beneficially own the 3,742,946 shares owned by the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC also may be deemed to beneficially own an additional 48,889 and 31,789 shares of our common stock, respectively, which are not beneficially owned by the Goldman Funds and are not being registered pursuant to this prospectus Affiliates of Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman Sachs & Co. LLC is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman Sachs & Co. LLC is the investment manager of the Goldman Funds. Joseph P. DiSabato, who has served as a member of our board of directors since 2007, is also a managing director of Goldman Sachs & Co. LLC. The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC and Mr. DiSabato each disclaim beneficial ownership of the shares of common stock owned directly or indirectly by the Goldman Funds, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

(3)

Consists of 2,817,526 shares of common stock held indirectly by Marsh & McLennan Companies, Inc. (“MMC”). MMC directly owns all of the outstanding shares of capital stock of Mercer Consulting Group, Inc. (“Mercer Consulting”). Mercer Consulting, in turn, directly owns all of the outstanding equity interests of Mercer LLC (“Mercer”), and Mercer directly owns the shares of our Company. Each of MMC, Mercer Consulting and Mercer may therefore be deemed to have shared voting and dispositive power over such shares. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

PLAN OF DISTRIBUTION

The selling stockholders may sell common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that the selling stockholders sell shares of common stock covered by this prospectus, to the extent required by law, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such common stock, including: (i) the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them; (ii) the public offering price of the common stock and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional shares of common stock; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the shares of common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders may also sell common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our restated certificate of incorporation, or our “restated certificate”, and our amended and restated bylaws, or our “restated bylaws”, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

Common Stock

As of February 25, 2019, there were 32,040,894 shares of our common stock outstanding and held by approximately 48 stockholders of record. Holders of our common stock are entitled to the following rights.

•

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

•

Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our restated certificate and restated bylaws do not provide for cumulative voting rights.

•

No Preemptive or Similar Rights. The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

•

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

•

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock that may be issued pursuant to an offering under this registration statement will be, fully paid and non-assessable.

•

Potential Adverse Effect of Future Preferred Stock. The rights, preferences and privileges of the holders of common stock are subject to, and might be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of February 25, 2019, no shares of our preferred stock were outstanding.

Stock Awards Available For Issuance

As of February 25, 2019, we had options and restricted stock units outstanding with respect to 2,401,787 shares of common stock, including restricted stock units with time-based vesting criteria and performance-based vesting criteria.

As of February 25, 2019, total stock awards, including restricted stock units and performance restricted stock units, to exchange or purchase a total of 1,714,388 shares of common stock remain available for future issuance under our stock plans.

Registration Rights

As of December 31, 2018, stockholders holding approximately 11,982,065 shares of our common stock had the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities. In connection with our IPO, we entered into a Second Amended and Restated Investors’ Rights Agreement, or the “Investor Rights Agreement”, with the Key Holders (as defined therein). On February 24, 2015, in connection with an equity investment by Mercer in our Company, as more fully described below, we amended the Investor Rights Agreement to, among other things, add Mercer as a Key Holder under the Investor Rights Agreement only. Pursuant to the Investor Rights Agreement, as amended, the Key Holders have the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities. The holders of at least 66 2/3% of the then outstanding shares subject to these registration rights have the right to demand that we register such shares under the Securities Act with respect to shares having an aggregate offering price of at least $5,000,000, and subject to other limitations. In addition, these holders are entitled to piggyback registration rights with respect to the registration under the Securities Act of shares of common stock. In the event that we propose to register any shares of common stock under the Securities Act, either for our account or for the account of other security holders, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and to include shares in any such registration, subject to limitations. Further, at any time after we are eligible to file a registration statement on Form S-3, the holders of at least 5% of the shares subject to these registration rights may require us to file registration statements under the Securities Act on Form S-3 with respect to shares of common stock having an aggregate offering price, net of selling expenses, of at least $5,000,000. To the extent that we qualify as a well-known seasoned issuer at the time a requisite number of holders demand the registration of shares subject to these registration rights, we will file an automatic shelf registration statement covering the shares for which registration is demanded if so requested by the holders of such shares. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of common stock held by such security holders to be included in such registration. We are generally required to bear all of the expenses of such registrations, including reasonable fees of a single counsel acting on behalf of all selling holders, except underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale.

Right of First Offer

On February 24, 2015, we entered into a Securities Purchase Agreement with Mercer. In connection with the Securities Purchase Agreement, we granted Mercer a right of first offer with respect to certain new issuances of our equity securities, as have certain of our large stockholders with respect to sales of their shares of our common stock pursuant to a Right of First Offer Agreement. In general, we and the applicable stockholders are required to offer Mercer the right to purchase any shares of our common stock or other equity securities of our Company that we or such stockholders propose to issue or sell, at a price we or the stockholders, as applicable, specify, and if Mercer declines to purchase such shares or other securities at such price, we or the stockholders may issue or sell such securities to one or more third parties at a price no less than the price offered to Mercer within a specified time. These rights of first offer are subject to the limitation on acquisitions of additional shares of common stock by Mercer within a specified time under certain standstill restrictions, and are also subject to certain other exceptions, including only applying to 50% of shares or other securities proposed to be sold by any stockholder in a registered offering or certain other similar forms of sales. These rights of first offer will remain in effect until the earlier of (i) the expiration or termination of the commercial contract between us and Mercer and (ii) the first date on which Mercer and its affiliates own less than (a) 75% of the shares of our common stock acquired on February 24, 2015 or (b) 5% of our common stock outstanding, in each case in this clause (ii), for a period of at least 45 consecutive days.

Convertible Notes

In December 2018, we issued $240 million in aggregate principal amount of 1.25% Convertible Senior Notes due in 2023, or the “Notes”. The Notes are senior unsecured obligations of our Company.

In connection with the issuance of the Notes, we entered into an indenture, dated December 27, 2018, or the “Indenture”, with U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving our Company after which the Notes become automatically due and payable. The Indenture does not restrict our ability to incur additional indebtedness.

The Notes will mature on December 15, 2023, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from December 27, 2018 at a rate of 1.25% per year payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2019. The Notes will be convertible at the option of the holders at any time prior to the close of business on September 14, 2023, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period, or the “Measurement Period”, in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate in effect on each such trading day;

•	if we call any or all of the Notes for redemption, at any time prior to the close of business on September 14, 2023; or

•	upon the occurrence of specified corporate events.

On or after September 15, 2023, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, we may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 18.8076 shares of the our common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $53.17 per share of our common stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

We may not redeem the Notes prior to December 20, 2021. We may redeem for cash all or any portion of the Notes, at our option, on or after December 20, 2021, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If we undergo a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders may require us to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the offering of the Notes, we entered into privately negotiated capped call transactions with certain counterparties affiliated with the initial purchasers and others. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions is initially $89.98 per share and is subject to certain adjustments under the terms of the capped call transactions.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR

RESTATED CERTIFICATE AND RESTATED BYLAWS

The provisions of Delaware law, our restated certificate, and our restated bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control. Because the Goldman Funds beneficially held more than 15% of our shares at the time we became subject to Delaware law, our restated certificate exempts the Goldman Funds and their affiliates from being an “interested stockholder” within the meaning of Section 203.

Restated Certificate and Restated Bylaw Provisions. Various provisions of our restated certificate and restated bylaws could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our restated certificate and restated bylaws authorize only our board or the stockholders at a duly called meeting for that purpose to fill vacant directorships. In addition, the number of directors constituting our board is permitted to be set only by a resolution adopted by a majority of our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees.

•

Classified Board. Our restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Stockholder Action; Special Meeting of Stockholders. Under our restated bylaws, our stockholders may no longer take action by written consent, and may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board, the chairman of our board, by such other person the board expressly authorizes to call a special meeting, or by stockholders representing at least 35% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year’s annual meeting of stockholders; provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier or 60 days later than such anniversary, notice by the stockholder, to be timely, must be received not earlier than the 120th day nor later to the 90th day prior to the date of such annual meeting or, if later, the 10th day following the date we publicly disclose the date of the annual meeting. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board. Our board may utilize these shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefits plans. The existence of authorized but unissued shares of preferred stock would enable our board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. If we issue such shares without stockholder approval and in violation of limitations imposed by any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Benefitfocus, Inc. appearing in Benefitfocus, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Benefitfocus, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus, which forms a part of the Registration Statement, contains all material information included in the Registration Statement, parts of the Registration Statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the Registration Statement, information incorporated by reference therein and its exhibits for further information about us and our common stock. The SEC maintains a website at http://www.sec.gov that contains the Registration Statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our Registration Statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination or completion of the offering of common stock.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 2013.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476. These documents are also available on our website at www.benefitfocus.com under Company—Investors—Finances—SEC Filings. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

5,704,758 shares

Benefitfocus, Inc.

Common stock